Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 13 TO CREDIT AGREEMENT

This AMENDMENT NO. 13 TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 21, 2016 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (“ITG”), the other Borrowers and Credit Parties signatory hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), for itself as a Lender and as administrative agent (“Agent”), and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Amended Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrowers, the other Credit Parties, the Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 30, 2011 (as amended, supplemented, restated, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement have agreed to an amendment to the Credit Agreement as set forth herein (the Credit Agreement, as amended by this Amendment, is hereinafter referred to as the “Amended Credit Agreement”).

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Amendments to Credit Agreement.

1.1 Amended Credit Agreement. The Credit Agreement is hereby amended and modified in its entirety from and after the Thirteenth Amendment Effective Date (as hereinafter defined) as reflected in the Amended Credit Agreement attached hereto as Annex I. Any provision of the Credit Agreement which is different from that set forth in the Amended Credit Agreement from and after the Thirteenth Amendment Effective Date shall be superseded in all respects by the provisions of the Amended Credit Agreement.

1.2 Credit Agreement Exhibits. The Exhibits to the Credit Agreement are hereby amended and modified in their entirety from and after the date hereof as reflected in the Exhibits to the Credit Agreement attached hereto as Annex II (the “Amended Exhibits”). Any provision of the Exhibits to the Credit Agreement which is different from that set forth in the Amended Exhibits from and after the date hereof shall be superseded in all respects by the provisions of the Amended Exhibits.

2 Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), as of the date hereof, that:

(a) the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate and partnership action and this Amendment is a legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

(b) upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

3 Conditions.

(a) Conditions to Effectiveness of this Amendment. This Amendment shall be effective on the date when each of the following conditions has been satisfied:

(i) This Amendment shall have been duly executed and delivered by each Borrower, each other Credit Party party hereto, Agent and the Lenders (including each in their capacities as L/C Issuer, Swingline Lender and Secured Swap Provider, as the case may be);

(ii) The representations and warranties by any Credit Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct as of such earlier date);

(iii) No Default or Event of Default shall have occurred and be continuing or would result after giving effect to this Amendment;

(iv) Agent shall have received a certificate from a Responsible Officer of the Borrower Representative certifying as to the matters contained in clauses (ii) and (iii) above; and

(v) Agent and its affiliates shall have received payment of all out-of-pocket expenses and all other fees or other amounts then due and owing in connection with this Amendment (including, to the extent invoiced, the legal fees and expenses of Latham & Watkins LLP, counsel to Agent), in each case to the extent invoiced on or prior to the date hereof.

(b) Conditions to Thirteenth Amendment Effective Date. The date on which each of the following conditions has been satisfied, solely to the extent such conditions have been satisfied on or prior to October 31, 2016 shall be the “Thirteenth Amendment Effective Date”:

(i) Receipt by Agent of an executed copy of an assignment and assumption agreement among WLR IV Parallel ESC, L.P. (“WLR IV Parallel”), a Delaware limited partnership, WLR Recovery Fund IV, L.P., a Delaware limited partnership (“WLR Recovery Fund IV” and, together with WLR IV Parallel, collectively, the “Assignors” and, individually, each an “Assignor”), Project Ivory Acquisition, LLC, a Delaware limited liability company (“Sponsor Merger Sub”), ITG and certain of ITG’s affiliates signatory thereto with respect to the Senior Subordinated Note Purchase Agreement, dated as of June 6, 2007, as amended, among ITG and the Assignors;

(ii) The Sponsor shall have acquired, or shall substantially concurrently with the effectiveness of this Amendment acquire, not less than a majority of the Stock and Stock Equivalents of ITG (the “Sponsor Stock Purchase”);

(iii) The Phong Phu Guaranty (and all obligations of ITG thereunder) shall have been terminated and all WLR Subordinated Indebtedness shall have been repaid and extinguished in full and/or terminated, or shall be repaid and extinguished in full and/or terminated, substantially concurrently with the effectiveness of this Amendment; and

(iv) Agent shall have received a consent from the holders of the Secured Note Indebtedness pursuant to which such holders have consented to the Sponsor Merger (as hereinafter defined).

4 Consent and Termination. Each of the Agent and the Lenders (including each in their capacities as L/C Issuer, Swingline Lender and Secured Swap Provider, as the case may be) hereby consents to (i) the prepayment of (x) all WLR Phong Phu Indebtedness and (y) all WLR Subordinated Indebtedness, (ii) the retirement, exchange or conversion of a portion of the Secured Note Indebtedness outstanding as of the Thirteenth Amendment Effective Date in exchange for the issuance to WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. of any combination of Stock and Stock Equivalents of ITG (collectively, the “Replacement Equity”), and/or the contribution to the capital of ITG of a portion of such Secured Note Indebtedness, (iii) the Sponsor Stock Purchase (including the acquisition by the Sponsor, directly or indirectly, of all of the Replacement Equity) and the merger of ITG with and into Sponsor Merger Sub, with ITG as the survivor thereof (the “Sponsor Merger”), which Sponsor Merger shall occur on the same date as the Sponsor Stock Purchase, and (iv) the termination of the WLR/RBS Letter of Credit II, the WLR Phong Phu Guaranty, the WLR Last-Out Participation Agreement and any WLR Subordinated Indebtedness Documents, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), on the Thirteenth Amendment Effective Date. Capitalized terms used in clauses (i), (ii) and (iv) of this Section 4 shall have the meanings ascribed to them in the Credit Agreement (for the avoidance of doubt, prior to giving effect to this Amendment).

5 Direction and Agreement. Each of the undersigned Lenders hereby authorizes and directs the Agent to terminate, and the Agent hereby agrees to take all actions reasonably necessary to terminate, the WLR/RBS Letter of Credit II upon the occurrence of the Thirteenth Amendment Effective Date. Each of the WLR Last-Out Participation Agreement and the Support Agreement is hereby terminated effective concurrent with the termination of the WLR/RBS Letter of Credit II in accordance with the immediately preceding sentence. Capitalized terms used in this Section 5 shall have the meanings ascribed to them in the Credit Agreement (for the avoidance of doubt, prior to giving effect to this Amendment).

6 Post-Thirteenth Amendment Effective Date Covenant. Each of the undersigned Credit Parties hereby agrees to deliver to the Agent no later than five (5) business days following the Thirteenth Amendment Effective Date (or such later date as the Agent may approve) a certificate of the Secretary or Assistant Secretary of such Credit Party (A) attesting to the names and specimen signatures of certain officers of such Credit Party authorized to execute and deliver Loan Documents and certificates required to be executed and delivered by or on behalf of such Credit Party in connection therewith, (B) attaching copies of the certificate of incorporation or formation of such Credit Party (which has been certified as of a recent date by the Secretary of State of the State of organization or formation of such Credit Party) and the bylaws or operating agreement of such Credit Party and that the same remain in full force and effect as of the date of such certificate, and (C) attesting as to the resolutions of such Credit Party’s board of directors, sole director or equivalent governing body authorizing the ratification and performance of the Loan Documents existing as of the date thereof.

7 Miscellaneous.

7.1 Effect; Ratification.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, each Credit Party reaffirms its guaranty of the Obligations and the Liens securing those guaranties.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and the Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

7.2 Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

7.3 Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.4 FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Thirteenth Amendment Effective Date, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.471-2T(b)(2)(i).

7.5 Loan Document. This Amendment shall constitute a Loan Document.

7.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

INTERNATIONAL TEXTILE GROUP, INC.
BURLINGTON INDUSTRIES LLC
CONE JACQUARDS LLC
CONE DENIM LLC
CARLISLE FINISHING LLC
SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

NARRICOT INDUSTRIES LLC

By: International Textile Group, Inc., its sole member

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

OTHER CREDIT PARTIES:

APPAREL FABRICS PROPERTIES, INC.
BURLINGTON INDUSTRIES V, LLC
CONE ADMINISTRATIVE AND SALES LLC
CONE INTERNATIONAL HOLDINGS II, LLC
INTERNATIONAL TEXTILE GROUP ACQUISITION GROUP LLC
BURLINGTON WORLDWIDE INC.
CONE DENIM WHITE OAK LLC
CONE INTERNATIONAL HOLDINGS, LLC
CONE ACQUISITION LLC
WLR CONE MILLS IP, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

VALENTEC WELLS, LLC

By: International Textile Group, Inc., its sole member

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent, L/C Issuer, Swingline Lender and a Lender

By:	/s/ Peter Schuebler
Name:	Peter Schuebler
Title:	Its Duly Authorized Signatory

BANK OF AMERICA, N.A., as a Lender and as a Secured Swap Provider

By:	/s/ John Yankavskas
Name:	John Yankavskas
Title:	Senior Vice President